Exhibit 10.2

FROM:	Jeffrey O’Keefe
The Global Consulting Group
(646) 284-9423

COMPANY
CONTACT:	Donald Hauck, Sr. Vice President
(716) 665-2510 Ext. 3509

BUSH INDUSTRIES INC ANNOUNCES EXTENSION OF CURRENT BANK WAIVERS

JAMESTOWN, NY - March 1, 2004 — Bush Industries Inc. (NYSE:BSH), a leading manufacturer of ready-to-assemble, case goods furniture and a supplier of surface technologies, today announced that it has received an additional extension of the temporary waivers from it’s lenders regarding non compliance with it’s covenants.

The Company had previously received an extension of the temporary waivers through March 1, 2004. The newly received extension of the temporary waivers has now extended that date until April 1, 2004.

Bush Industries, Inc. is a leading global manufacturer of ready-to-assemble furniture, casegoods furniture, and a supplier of surface technologies. The Company operates its business in three segments: Bush Furniture North America, which concentrates on furniture for the commercial office, home office, home entertainment, bedroom and other home furnishings distributed by leading retailers; Bush Furniture Europe, which sells commercial, home office and other furnishings in the European market; and Bush Technologies, which is focused on the cell phone accessories after-market, as well as the utilization of surface technologies in diverse applications such as automotive interiors, cosmetics, sporting goods and consumer electronics. Bush operates several manufacturing and warehouse facilities throughout North America and Europe.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Forward-looking statements include statements regarding the intent, belief, projected or current expectations of the Company or its Officers (including statements preceded by, followed by or including forward-looking terminology such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue” or similar expressions or comparable terminology), with respect to various matters. The Company cannot guarantee future results, levels of activity, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices, and other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Copies of the Company’s SEC filings are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

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